[LETTERHEAD OF ML BANCORP, INC.]


                                 PRESS RELEASE

FOR IMMEDIATE RELEASE                              CONTACT:  Brian M. Hartline
August 20, 1996                                              ML Bancorp, Inc.
                                                             (610) 526-6270


                    MLF BANCORP CHANGES NAME TO ML BANCORP

                UPDATE REFLECTS NEW IDENTITY OF MAIN LINE BANK


     VILLANOVA, Pa.--MLF Bancorp, Inc., parent company of Main Line Bank, today announced that stockholders approved management's recommendation to change the company name to ML Bancorp, Inc. Effective tomorrow, the new NASDAQ ticker symbol for the company's common stock will be MLBC.

     The change was made to enable the public to better associate the company's name with that of its principal subsidiary, Main Line Bank (formerly known as Main Line Federal Savings Bank) which changed its name in May to more accurately reflect the wide range of financial services offered by the Bank.

     In July, ML Bancorp announced its best quarterly earnings to date and the company's board of directors declared a two-for-one stock split effective September 6, 1996.

     ML Bancorp is the holding company for Main Line Bank of Villanova, Pa. The bank has $1.9 billion in assets and operates 18 business centers in Chester, Delaware and Montgomery counties, and nine mortgage loan production offices in Pennsylvania, southern New Jersey and northern Delaware.

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